                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      HEALTHCARE FINANCIAL PARTNERS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

                      HEALTHCARE FINANCIAL PARTNERS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 16, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of HealthCare Financial Partners, Inc., a Delaware corporation (the "Company"), will be held at the ANA Hotel, 2401 M Street, N.W., Washington, D.C. 20037, on Friday, May 16, 1997 at 9:00 A.M., local time, for the following purposes:

  (1) To elect two Directors to serve for a three-year term expiring at the 2000 Annual Meeting of Stockholders; and

  (2) To consider and take action upon any other matters that may properly come before the 1997 Annual Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          Steven M. Curwin
                                          Secretary

Chevy Chase, Maryland
April 14, 1997

             IF YOU CANNOT BE PRESENT IN PERSON, PLEASE MARK, DATE
            AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

                      HEALTHCARE FINANCIAL PARTNERS, INC.
                         2 WISCONSIN CIRCLE, SUITE 320
                          CHEVY CHASE, MARYLAND 20815

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of HealthCare Financial Partners, Inc., a Delaware corporation (the "Company"), in connection with the 1997 Annual Meeting of Stockholders to be held at the ANA Hotel, Washington, D.C. on May 16, 1997 at 9:00 am, local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders for the year ended December 31, 1996 and a copy of its report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") accompany this Proxy Statement. This Proxy statement and the accompanying Notice of Annual Meeting of Stockholders and the enclosed proxy card were first sent or given to stockholders of the Company on or about April 16, 1997.

  Holders of record of the Company's Common Stock, $.01 par value per share (the "Common Stock"), as of the close of business on April 9, 1997 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of April 9, 1997, there were approximately 6,214,991 shares of Common Stock outstanding.

  Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Steven M. Curwin, Secretary, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any stockholder who attends the Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.

  All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of two Class I Directors to serve until the 2000 Annual Meeting of Stockholders, stockholders of the Company voting by proxy may vote in favor of both nominees, may withhold their vote for both nominees or may withhold their vote as to either nominee. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR both nominees for election as Class I Directors and in the discretion of the persons named therein as proxies on all other matters that may be brought before the Annual Meeting.

  A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The election of Directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Annual meeting. Therefore, abstentions and non-votes will have no effect on the outcome of the voting to elect the Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 1997 by:
(i) each person or entity known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each member of the Board of Directors of the Company, (iii) each executive officer of the Company, and
(iv) all executive officers of the Company and all members of the Board of Directors as a group. Unless otherwise indicated, the address of the stockholders shown as beneficially owning more than five percent of the Common Stock listed below is that of the Company's principal executive offices. Stock ownership information has been furnished to the Company by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the Commission. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned.

                               SHARES
                            BENEFICIALLY
                                OWNED
        NAME OF           -----------------
    BENEFICIAL OWNER       NUMBER   PERCENT
    ----------------      --------- -------
John K. Delaney.........    731,113  11.76%
Ethan D. Leder..........    731,113  11.76
Edward P. Nordberg, Jr..    731,113  11.76
John F. Dealy(1)........      1,875      *
Geoffrey E. D.
Brooke(2)...............        --     --
JMR Capital Partners,
Inc.(3).................    506,319   8.15
Creative Information
Systems, LLC(4).........    506,319   8.15
Farallon Capital
Partners, L.P.(5).......    466,237   7.50
RR Capital Partners,
L.P.(5).................     83,256   1.34
All directors and
executive officers as a
group (13 persons)......  2,196,914  35.35

--------
  *Less than one percent
(1) The business address of Mr. Dealy is 2300 N Street, N.W., Washington, D.C. 20037.
(2) The business address of Mr. Brooke is 1 Collins Street, 10th Floor, Melbourne, Victoria 3000, Australia.
(3) The business address of JMR Capital Partners, Inc. is 3201 Broad Branch Terrace, N.W., Washington D.C. 20008.
(4) The business address of Creative Information Systems, LLC is 5151 Beltline Road, Suite 1201, Dallas, Texas 75240.
(5) The business address of each of these entities is One Maritime Plaza, Suite 1325, San Francisco, California 94111.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and executive officers were complied with during the year ended December 31, 1996.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

  Executive officers are elected or appointed by the Board of Directors. Subject to the provisions of certain employment and non-competition agreements hereinafter described, each officer holds office until his or her successor is elected and qualified, until his or her death or until he or she resigns or has been removed by the Board of Directors. The following sets forth the names and ages of each executive officer of the Company and the principal positions and offices he or she holds with the Company.

  The executive officers of the Company and their ages as of April 3, 1997 are as follows:

              NAME               AGE POSITION
              ----               --- --------
                                     Chairman of the Board and Chief Executive
 John K. Delaney................ 33  Officer
 Ethan D. Leder................. 34  Vice-Chairman of the Board and President
                                     Executive Vice President and Chief
 Edward P. Nordberg, Jr......... 36  Financial Officer
 Hilde M. Alter................. 55  Treasurer and Chief Accounting Officer
                                     Senior Vice President, General Counsel
 Steven M. Curwin............... 38  and Secretary
 Michael G. Gardullo............ 38  Vice President and Senior Credit Officer
 Jeffrey P. Hoffman............. 36  Vice President and Portfolio Manager
                                     Vice President, Deputy General Counsel
 Debra M. Van Alstyne........... 45  and Assistant Secretary
 Howard T. Widra................ 28  Vice President and Senior Analyst
                                     Vice President and Chief Information
 Chris J. Woods................. 46  Officer
 James L. Buxbaum............... 41  President of HealthCare Analysis
                                     Corporation (a subsidiary of the Company)

  John K. Delaney serves as Chairman of the Board, Chief Executive Officer and a Director of the Company. Mr. Delaney co-founded the Company in 1993 and served as Chairman of the Board, Chief Executive Officer and President since the formation of the Company until March 1997, when he was elected to his current positions. From 1990 through 1992, Mr. Delaney co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Delaney was a practicing attorney with Shaw, Pittman, Potts & Trowbridge in Washington, D.C. Mr. Delaney received his A.B. degree from Columbia University in 1985 and his J.D. degree from the Georgetown University Law Center in 1988.

  Ethan D. Leder serves as Vice-Chairman of the Board, President and a Director of the Company. Mr. Leder co-founded the Company in 1993 and served as Vice-Chairman of the Board and Executive Vice President since the formation of the Company until March 1997, when he was elected to his current positions. From 1993 through September, 1996, Mr. Leder also served as Treasurer to the Company. From 1990 through 1992, Mr. Leder co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Leder was engaged in the private practice of law in Baltimore, Maryland and Washington, D.C. Mr. Leder received his B.A. degree from Johns Hopkins University in 1984 and his J.D. degree from the Georgetown University Law Center in 1987.

  Edward P. Nordberg, Jr. serves as Executive Vice President, Chief Financial Officer and a Director of the Company. Mr. Nordberg co-founded the Company in 1993 and served as a Senior Vice President and Secretary of the Company since the formation of the Company until March 1997 when he was elected to his current positions. From 1993 through April 1996, Mr. Nordberg also served as General Counsel of the Company. Prior to 1993, Mr. Nordberg was a practicing attorney with Williams & Connolly in Washington, D.C. Mr. Nordberg received his B.A. degree from Washington College in 1982, his M.B.A. degree from Loyola College in 1985, and his J.D. degree from the Georgetown University Law Center in 1989.

  Hilde M. Alter serves as Treasurer and Chief Accounting Officer of the Company. Ms. Alter joined the Company in September, 1996. From 1981 to joining the Company, Ms. Alter was a partner with the accounting firm of Keller, Bruner & Co. in Bethesda, Maryland. Ms. Alter is a certified public accountant. Ms. Alter received her B.A. degree from American University in 1966.

  Steven M. Curwin serves as Senior Vice President, General Counsel and Secretary of the Company. Mr. Curwin joined the Company in August, 1996, and has served as a Vice President from August 1996 and as a full-time consultant to the Company since May, 1996. From September, 1994 to joining the Company, Mr. Curwin was a practicing attorney with Shulman, Rogers, Gandal, Pordy & Ecker, P.A. in Rockville, Maryland. From January, 1989 to August, 1994, Mr. Curwin was a practicing attorney with Dewey Ballantine in Washington, D.C. Mr. Curwin received his B.A. degree from Franklin & Marshall College in 1980 and his J.D. degree from the Boston University School of Law in 1985.

  Michael G. Gardullo serves as Vice President and Senior Credit Officer of the Company. Mr. Gardullo joined the Company in February, 1996. From June, 1995 to joining the Company, Mr. Gardullo was a Senior Account Executive/Manager at The FINOVA Group in King of Prussia, Pennsylvania. From 1993 to 1995, Mr. Gardullo was Vice President and Regional Credit Manager at LaSalle Business Credit, an affiliate of ABN AMRO Bank, N.V., in Baltimore, Maryland. From 1991 to 1993, Mr. Gardullo was Vice President and Manager, respectively, at StanChart Business Credit in Baltimore, Maryland and London, England. From 1982 through 1991, Mr. Gardullo held various management and operational positions at several asset-based lending institutions. Mr. Gardullo received his B.S. degree from Seton Hall University in 1981 and his M.B.A. degree from Rutgers University in 1982.

  Jeffrey P. Hoffman serves as Vice President and Portfolio Manager of the Company. Mr. Hoffman joined the Company in September, 1996. From 1994 to joining the Company, Mr. Hoffman was a Vice President-Senior Loan Officer and from 1990 to 1993, Mr. Hoffman was a Vice President-Senior Underwriter at Fleet Capital Corporation and its predecessor companies, Shawmut Capital Corporation and Barclays Business Credit, in Glastonbury, Connecticut and New York, New York. From 1988 through 1990, Mr. Hoffman was an assistant vice president with Bankers Trust Company in New York, New York. From 1982 through 1988, Mr. Hoffman held various management positions with Bank of Boston, in New York, New York. Mr. Hoffman received his B.A. degree from the State University of New York at Albany in 1982 and his M.B.A. degree from Adelphi University in 1987.

  Debra M. Van Alstyne serves as Vice President, Deputy General Counsel and Assistant Secretary of the Company. Ms. Van Alstyne joined the Company in March 1997. From July 1993 through July 1995, Ms. Van Alstyne was an attorney-advisor, and from August 1995 until joining the Company in March 1997, Ms. Van Alstyne was a Senior Attorney, with the Division of Corporate Finance of the Securities and Exchange Commission. From January 1993 until July 1993, Ms. Van Alstyne was an attorney with the law firm of Gibson Hoffman & Panzione in Los Angeles, California, and from April 1992 until January 1993 she was an attorney with the law firm of Aprahamian & Ducote in Newport Beach, California. Ms. Van Alstyne received her B.A. degree from the University of California, Irvine, California in 1974 and received her J.D. degree from UCLA School of Law, Los Angeles, California in 1977.

  Howard T. Widra serves as Vice President and Senior Analyst of the Company. Mr. Widra joined the Company in January 1997. From June 1996 until joining the Company, Mr. Widra was a consultant to America Long Lines, Inc., a long distance phone carrier. From October 1993 until May 1996, Mr. Widra was a practicing attorney with Steptoe & Johnson, L.L.P. in Washington, DC. Mr. Widra received his B.A. degree from the University of Michigan in 1990 and his J.D. degree from Harvard Law School in 1993.

  Chris J. Woods serves as Vice President and Chief Information Officer of the Company. Mr. Woods joined the Company in March 1997. From 1991 to the time Mr. Woods joined the Company, he was an independent technical consultant for clients primarily in the health care and telecommunications industries. In 1983, Mr. Woods co-founded a technical consulting company and served as Executive Vice President of such company until his departure until 1991. Prior to 1983, Mr. Woods worked for Control Data Corporation. Mr. Woods received his B.S. degrees in Computer Science and Geology from the State University of New York at Buffalo in 1972.

  James L. Buxbaum serves as President of HealthCare Analysis Corporation, a wholly owned subsidiary of the Company. Mr. Buxbaum became President of that company in March 1997. From October 1993 until March 1997, Mr. Buxbaum was President of J.L. Buxbaum, Inc., a mergers and acquisition consulting company in Baltimore, Maryland. From November 1989 to October 1993, he was a partner with the accounting firm of Wolpoff & Company in Baltimore, Maryland. Mr. Buxbaum received his B.B.A. from George Washington University in 1977 and is a certified public accountant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The compensation of the Company's executive officers for 1995 and 1996 was established by the Board of Directors as a whole. In establishing executive compensation, the Company's goal is to attract, retain and motivate qualified executive management under a competitive compensation program which rewards individual performance and increases stockholder value. To achieve this goal, the Board of Directors evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. In January 1997, the Board of Directors established a Compensation Committee. The members of the Compensation Committee are Geoffrey E.D. Brooke and John F. Dealy, the non-employee Directors of the Company. The Compensation Committee will have the authority to determine compensation for the Company's executive officers in the future. In determining such compensation, the Compensation Committee will take into account existing contractual arrangements and incentive plans, as well as the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. See "Certain Relationships and Related Transactions" and "Stock Incentive Plan".

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table presents certain information concerning compensation earned for services rendered in all capacities shown below to the Company for the years ended December 31, 1995 and 1996 by the Chief Executive Officer and each of the other executive officers whose annual compensation exceeded $100,000 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                  ANNUAL COMPENSATION ($)     COMPENSATION
                               ------------------------------ ------------
                                                               NUMBER OF
                                                                 SHARES
   NAME AND PRINCIPAL                            OTHER ANNUAL  UNDERLYING     ALL OTHER
       POSITIONS          YEAR SALARY(1)  BONUS  COMPENSATION   OPTIONS    COMPENSATION(2)
   ------------------     ---- --------  ------- ------------ ------------ --------------
John K. Delaney.........  1996 $245,400  $   --      $ --        37,000         $ --
 Chairman, Chief
 Executive                1995  196,538   94,166       --           --            --
 Officer and President
Ethan D. Leder..........  1996  242,502      --        --        37,000           --
 Vice Chairman of the
 Board                    1995  196,539   94,166       --           --            --
 and Executive Vice
 President
Edward P. Nordberg, Jr..  1996  212,790      --        --        37,000           --
 Senior Vice President    1995  169,038   94,166       --           --            --
 and Secretary

--------
(1) Includes $60,000, $60,000 and $30,000 paid to Messrs. Delaney, Leder and Nordberg, respectively, in 1995, pursuant to a certain Support Services Agreement described in "Certain Relationships and Related Transactions."
(2) Certain of the Company's executive officers receive benefits in addition to salary and cash bonuses. The aggregate amount of such benefits, however, do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such executive officer.

BONUS PLANS

  Other than certain guaranteed bonuses set in Employment and Non-Competition Agreements with the Named Executives, all bonuses are made at the discretion of the Compensation Committee upon recommendation of the Company's management. See "Certain Relationships and Related Transactions".

STOCK INCENTIVE PLAN

  The Company maintains the HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan (the "Incentive Plan"). The Board of Directors has reserved 750,000 shares of Common Stock for issuance pursuant to awards that may be made under the Incentive Plan, subject to adjustment as provided therein.

  Awards under the Incentive Plan are determined by a committee of no less than two members of the Board of Directors (the "Committee"), the members of which are selected by the Board of Directors. Messrs. Dealy and Brooke serve as members of the Committee.

  Key employees, officers, directors and consultants of the Company or an affiliate are eligible for awards under the Incentive Plan. The Incentive Plan permits the Committee to make awards of shares of Common Stock, awards of derivative securities related to the value of the Common Stock and certain cash awards to eligible persons. These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of eligible persons. The Incentive Plan permits the Committee to make awards of a variety of equity-based incentives, including (but not limited to) stock awards, options to purchase shares of Common Stock and to sell shares of Common Stock back to the Company, stock appreciation rights, so-called "cash-out" or "limited stock appreciation rights" (which the Committee may make exercisable in the event of certain changes in control of the Company or other events), phantom shares, performance incentive rights, dividend equivalent rights and similar rights (together, "Stock Incentives"). The number of shares of Common Stock as to which a Stock Incentive is granted and to whom any Stock Incentive is granted, and all other terms and conditions of a Stock Incentive, are determined by the Committee, subject to the provisions of the Incentive Plan. The terms of particular Stock Incentives may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with respect to the Company and any affiliate, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Stock Incentives may also include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Committee's discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued, subject to the terms of the applicable Stock Incentive agreement and to the provisions of the Incentive Plan. Stock Incentives generally are not transferable or assignable during a holder's lifetime.

  The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted during any fiscal year of the Company as to certain eligible recipients may not exceed 100,000, to the extent required by Section 162(m) of the Code for the grant to qualify as qualified performance-based compensation.

  The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of Stock Incentives or to which a Stock Incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration. In the event of certain corporate reorganizations and similar events, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the Incentive Plan or the applicable Stock Incentive agreement.

  On September 13, 1996, the Company granted incentive stock options to purchase an aggregate of 189,000 shares of Common Stock at an exercise price of $11.05 per share. All full-time employees, other than Messrs. Delaney, Leder and Nordberg were granted these options. Each option is subject to a maximum 10-year term. The options will vest and become exercisable in 25% increments on each anniversary of the grant date, commencing on September 13, 1997. In addition, on September 13, 1997, each of Messrs. Delaney, Leder and Nordberg were granted incentive stock options to purchase 37,000 shares of Common Stock at an exercise price of $12.50. These options will vest and become exercisable in 20% increments on each anniversary of the grant date, commencing on September 13, 1997.

  The following table summarizes options granted during 1996 to the Named Executives. The Company has not granted any stock appreciation rights. No other Stock Incentives were granted or awarded in 1996.

                            OPTIONS GRANTED IN 1996

                                                                                 POTENTIAL
                                                                             REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL
                                                                              RATES OF STOCK
                                                                                   PRICE
                                                                             APPRECIATION FOR
                                          INDIVIDUAL GRANTS                     OPTION TERM
                          -------------------------------------------------- -----------------
                                      PERCENT OF
                            SHARES   TOTAL OPTIONS
                          UNDERLYING  GRANTED TO   EXERCISE PRICE EXPIRATION
          NAME             OPTIONS     EMPLOYEES     PER SHARE       DATE       5%      10%
          ----            ---------- ------------- -------------- ---------- -------- --------
John K. Delaney.........    37,000       12.33%        $12.50      9/13/06   $290,864 $628,051
Ethan D. Leder..........    37,000       12.33          12.50      9/13/06    290,864  628,051
Edward P. Nordberg, Jr..    37,000       12.33          12.50      9/13/06    290,864  628,051

  The following table summarizes options exercised by the Named Executives during 1996 and presents the value of unexercised options held by the Named Executives at December 31, 1996.

                     AGGREGATED OPTION EXERCISES 1996 AND
                            YEAR-END OPTION VALUES

                                                   NUMBER OF SHARES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                      OPTIONS AT          IN-THE-MONEY OPTIONS AT
                            SHARES                 DECEMBER 31, 1996         DECEMBER 31, 1996
                          ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME             EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- ----------- ------------- ----------- -------------
John K. Delaney.........     None       None        --        37,000          --         9,250
Ethan D. Leder..........     None       None        --        37,000          --         9,250
Edward P. Nordberg, Jr..     None       None        --        37,000          --         9,250

DIRECTOR COMPENSATION

  No remuneration is paid to executive officers of the Company for services rendered in their capacities as Directors. The Company pays fees to non-employee Directors of $2,000 per meeting. Pursuant to the Director Plan, Geoffrey E.D. Brooke and John F. Dealy, the non-employee Directors, each elected to forego receipt of the fee for 1997 and was granted an option to acquire 1,255 shares of Common Stock, at an exercise price of $6.375 per share. In addition, pursuant to the Director Plan, Messrs. Brooke and Dealy were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $12.75 per share at the time of their initial appointment to the Board of Directors in January 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  The Compensation Committee of the Board of Directors was established in January 1997 and consists of Geoffrey E.D. Brooke and John F. Dealy, neither of whom serves as an officer or employee of the Company or any of its subsidiaries. Compensation for executive officers prior to the establishment of the Compensation Committee was determined by the Board of Directors acting as a whole. Prior to January 1997, the members of the Board of Directors consisted of Messrs. Delaney, Leder and Nordberg who are also executive officers of the Company.

DIRECTOR PLAN

  The Company maintains the HealthCare Financial Partners, Inc. 1996 Director Incentive Plan (the "Director Plan"). The Board of Directors has reserved 100,000 shares of Common Stock for issuance pursuant to awards that may be made under the Director Plan, subject to adjustment as provided therein.

  Awards under the Director Plan are determined by the express terms of the Director Plan. Rules, regulations and interpretations necessary for the ongoing administration of the Director Plan will be made by the full membership of the Board of Directors.

  Only non-employee directors of the Company are eligible to participate in the Director Plan. The Director Plan contemplates three types of non-statutory option awards: (a) initial appointment awards that are granted upon a non-employee director's initial appointment to the Board of Directors providing an option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the then fair market value of a share of Common Stock; (b) annual service awards that are granted to each non-employee director who continues to serve as a non-employee director as of each annual meeting of the stockholders of the Company following his or her initial appointment providing an option to purchase 5,000 shares of Common Stock at a per share exercise price equal to the then fair market value of a share of Common Stock; and (c) discount awards under which each non-employee director also has the opportunity to elect annually, subject to rules established by the Board of Directors, to forego receipt of cash retainer and fees for scheduled meetings of the Board of Directors and committees thereof that would otherwise be paid during each fiscal year of the Company, and in lieu thereof that director be granted an option to acquire shares of Common Stock with an exercise price per share equal to 50% of the then fair market value of a share of Common Stock. The number of shares of Common Stock subject to any option of this type granted for a fiscal year is determined by taking the amount of cash foregone by the director for the fiscal year in question and dividing that amount by the per share option exercise price.

  Each option granted pursuant to the Director Plan is immediately vested; becomes exercisable 12 months following the date of grant; and expires upon the earlier to occur of the tenth anniversary of the grant date or 18 months following the director's termination of service upon the Board of Directors for any reason. The options generally are not transferable or assignable during a holder's lifetime.

  The number of shares of Common Stock reserved for issuance upon exercise of options granted under the Director Plan, the number of shares of Common Stock subject to outstanding options and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event, effected without the receipt of consideration. The number of shares of stock subject to options granted in connection with initial appointments or as annual service awards are also subject to adjustment in such events. In the event of certain corporate reorganizations and similar events, the options may be adjusted or cashed-out, depending upon the nature of the event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Employment and Non-Competition Agreements

  Mr. Delaney serves as Chairman of the Board and Chief Executive Officer of the Company pursuant to the terms of an employment agreement which continues in effect until January 1, 2001. On the first anniversary of the date of the employment agreement, and on each anniversary date thereafter, the employment period is extended for an additional one-year period, unless the Company or Mr. Delaney notifies the other of its or his intention not to extend the employment period. Under the terms of the employment agreement, prior to January 1, 1997, Mr. Delaney received an annual salary of $240,000. Currently, Mr. Delaney receives an annual salary which is not less than the greater of
(i) $300,000 or (ii) any subsequently established base salary, in either case increased annually by not less than 50% of the annual increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers ("CPI-W"). Commencing on March 31, 1997, and on the last day of each calendar quarter thereafter during the term of the employment agreement, Mr. Delaney will be paid a quarterly bonus of $25,000, provided that the Company has achieved profitability for such quarter. In the event the Company has not achieved profitability in a quarter in any calendar year but the Company's profits in any subsequent quarter of that year are equal to the losses in all prior quarters of that year plus one dollar, Mr. Delaney will be paid his then current quarterly bonus, plus any bonus amount not paid for any prior unprofitable quarter of that year. In the event the Company terminates Mr. Delaney's employment without cause, Mr. Delaney will be entitled to receive his compensation and benefits for the remainder of the term of the employment agreement. The first three years of such payments of compensation and benefits is guaranteed and not subject to reduction or offset. In the event Mr. Delaney's employment is terminated, he will be restricted from competing with the Company for 18 months.

  Mr. Leder serves as Vice-Chairman of the Board and President of the Company pursuant to the terms of an employment agreement which continues in effect until January 1, 2001. On the first anniversary of the date of the employment agreement, and on each anniversary date thereafter, the employment period is extended for an additional one-year period, unless the Company or Mr. Leder notifies the other of its or his intention not to extend the employment period. Under the terms of the employment agreement prior to January 1, 1997, Mr. Leder received an annual salary of $240,000. Currently, Mr. Leder receives an annual salary which is not less than the greater of (i) $275,000 or (ii) any subsequently established base salary, in either case increased annually by not less than 50% of the annual increase in the CPI-W. Commencing on March 31, 1997, and on the last day of each calendar quarter thereafter during the term of the employment agreement, Mr. Leder will be paid a quarterly bonus of $25,000, provided that the Company has achieved profitability for such quarter. In the event the Company has not achieved profitability in a quarter in any calendar year but the Company's profits in any subsequent quarter of that year are equal to the losses in all prior quarters of that year plus one dollar, Mr. Leder will be paid his then current quarterly bonus, plus any bonus amount not paid for any prior unprofitable quarter of that year. In the event the Company terminates Mr. Leder's employment without cause, Mr. Leder will be entitled to receive his compensation and benefits for the remainder of the term of the employment agreement. The first three years of such payments of compensation and benefits is guaranteed and not subject to reduction or offset. In the event Mr. Leder's employment is terminated, he will be restricted from competing with the Company for 18 months.

  Mr. Nordberg serves as Executive Vice President and Chief Financial Officer of the Company pursuant to the terms of an employment agreement which continues in effect until January 1, 2001. On the first anniversary of the date of the employment agreement, and on each anniversary date thereafter, the employment period is extended for an additional one-year period, unless the Company or Mr. Nordberg notifies the other of its or his intention not to extend the employment period. Under the terms of the employment agreement, prior to January 1, 1997, Mr. Nordberg received an annual salary of $210,000. Currently, Mr. Nordberg receives an annual salary which is not less than the greater of (i) $250,000 or (ii) any subsequently established base salary, in either case increased annually by not less than 50% of the annual increase in the CPI-W. In the event the Company terminates Mr. Nordberg's employment without cause, Mr. Nordberg will be entitled to receive his compensation and benefits for the remainder of the term of the employment agreement. The first three years of such payments of compensation and benefits is guaranteed and not subject to reduction or offset. In the event Mr. Nordberg's employment is terminated, he will be restricted from competing with the Company for 18 months.

 Indemnification Arrangements

  The Company has entered into indemnification agreements pursuant to which it has agreed to indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the "DGCL"). The indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of the Company's directors and officers to the fullest extent permitted by the DGCL.

 Other Agreements

  Prior to completion of the Company's initial public offering on November 21, 1996 (the "Offering") the business of the Company was operated through HealthPartners Funding, L.P. ("Funding") and HealthPartners DEL, L.P. ("DEL"), both Delaware limited partnerships. Effective as of September 1, 1996, Funding acquired all of the assets of DEL consisting principally of client receivables, for $486,630 in cash, which amount approximated the fair value of DEL's net assets, and assumed all of DEL's liabilities. DEL subsequently distributed the remaining proceeds from the sale pro-rata (i) to Messrs. Delaney, Leder and Nordberg, the sole limited partners of DEL and each a director and officer of the Company, in the amounts of $197,044, $197,044 and $98,522, respectively, in respect of their limited partnership interests, and (ii) $1,188 to the Company in respect of its general partnership interest. DEL was subsequently dissolved.

  The amount paid by Funding for the assets of DEL was equal to the book value or net investment of DEL in the assets transferred, consisting principally of client receivables. The objective was for DEL to recognize no gain or loss on the transaction. The purpose of the transaction was to consolidate the assets of DEL and Funding in anticipation of the Offering and the acquisition by the Company of the limited partnership interests of Funding described below. The cost to the Company and each of Messrs. Delaney, Leder and Nordberg for their interests in DEL were $7,869, $427,735, $426,897 and $81,400, respectively, and the Company and such persons each had received, prior to the sale, distributions from DEL in respect of their interests in the amounts of $6,681, $230,661, $229,823, and $82,878, respectively.

  Upon completion of the Offering the Company acquired from HealthPartners Investors, LLC ("HP Investors"), the sole limited partner of Funding, all of the limited partnership interests in Funding. The purchase price for such limited partnership interests was $21.8 million which was paid from the proceeds of the Offering. Such purchase price approximated both the fair value and book value of the net assets. HP Investors paid $24.8 million in cash for its limited partnership interests and, prior to the sale of its limited partnership interests to the Company, HP Investors had received income distributions in respect of its limited partnership interests aggregating $6.8 million and limited partner capital distributions of $3.0 million. Effective upon the acquisition of the limited partnership interests of Funding, all of its net assets at the date of transfer, (approximately $16.2 million, net of cash), were transferred to the Company.

  In connection with the liquidation of Funding, Farallon Capital Partners, L.P. ("Farallon") and RR Capital Partners, L.P. ("RR Partners") exercised warrants for the purchase of 379,998 shares of Common Stock, which warrants were acquired by Farallon and a predecessor of RR Partners on December 28, 1994 for an aggregate payment of $500, and subsequently assigned to HP Investors. HP Investors transferred the warrants to Farallon and RR Partners in contemplation of the liquidation of Funding. No additional consideration was paid in connection with the exercise of such warrants. There was no affiliation between the Company and Farallon and RR Partners other than the ownership of the warrants and 169,495 shares of Common Stock. The warrants were issued to provide equity ownership in the Company to the warrant holders and as a means of further strengthening the business relationship between the parties. In March 1997, the Company formed HealthCare Financial Partners-- Funding II, L.P. ("Funding II"), a Delaware limited partnership, which provides secured term loans. An affiliate of Farallon committed to invest up to $20 million to Funding II.

  Pursuant to a Software License Agreement (the "Software License Agreement"), dated as of August 31, 1993, by and between Ampro Financial Corporation ("Ampro") and the Company, Ampro granted to the Company a non-exclusive perpetual license to use the Company's Receivables Tracking System (the "RTS"). In October, 1995, Ampro sold and assigned its rights and obligations in the Software License Agreement to Creative Information Systems, LLC ("Creative"), a stockholder of the Company. Ampro is controlled by the spouse of the principal member of Creative. For the fiscal year ended December 31, 1995, the Company paid an aggregate of $100,000 in license fees pursuant to the Software License Agreement, or $8,333 per month. From January 1, 1996 through August 31, 1996, the Company licensed the RTS from Creative for $8,333 per month. Pursuant to a Software Purchase and License Agreement, dated as of September 1, 1996, by and between the Company and Creative, the Company acquired the RTS from Creative for $25,000 in cash, and granted back to Creative a non-exclusive perpetual license to use the RTS.

  Pursuant to a Support Services Agreement (the "Support Services Agreement"), dated as of October 1, 1994, by and between the Company and The Leddel Group, a general partnership ("Leddel") (the sole partners of which are Messrs. Delaney, Leder and Nordberg), Leddel: (i) leased to the Company approximately 2,500 square feet of office space in Washington, D.C. for $7,500 per month;
(ii) rented to the Company the use of
certain office equipment for $2,500 per month; and (iii) provided to the Company certain professional services, including legal and consulting services, for a fee of $2,500 per month. For the fiscal year ended December 31, 1995, the Company paid an aggregate of $150,000 to Leddel. Although not the result of arms-length negotiation, the amounts paid to Leddel represented the parties' best estimates of market rates for such office space, equipment and services. The Support Services Agreement expired on December 31, 1995.

  On September 15, 1996, the Company entered into an Advisory Services Agreement with The Dealy Strategy Group ("DSG"), a consulting firm controlled by John F. Dealy, a director of the Company, for DSG to provide business advisory services to the Company for the period from January 1, 1997 through December 31, 1998. In consideration of such services, the Company will pay DSG $50,000 per year, payable quarterly, and granted DSG options to purchase 15,000 shares of Common Stock at a price of $11.05 per share. Such options vest in increments of 1,875 shares at the end of each quarter while DSG is furnishing business advisory services, commencing with the quarter ending March 31, 1997, and are exercisable for a period of ten years from the date of grant.

STOCKHOLDER RETURN PERFORMANCE GRAPH

  The following graph compares for the period beginning November 21, 1996, (the date on which the Company's Common Stock was first listed for quotation on the NASDAQ National Market) and ending December 31, 1996, the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market Index and the cumulative total return of NASDAQ FINANCIAL STOCKS (SIC 6000-6799, U.S. and foreign companies), a regularly published index consisting of companies whose lines of business are comparable to those of the Company.

                         [GRAPH APPEARS HERE]


            COMPARISON OF TOTAL CUMULATIVE RETURN* AMONG HEALTHCARE
        FINANCIAL PARTNERS, INC., NASDAQ STOCK MARKET INDEX AND NASDAQ
         FINANCIAL STOCKS (SIC 6000-6799, U.S. AND FOREIGN COMPANIES)



                                             11/22/96       12/31/96
                                             --------       --------

NASDAQ STOCK MARKET (U.S. COMPANIES)         $100.00         $101.49

NASDAQ FINANCIAL STOCKS (SIC 6000-6799)      $100.00         $102.77

HEALTHCARE FINANCIAL PARTNERS, INC.          $100.00         $102.00

* Assumes $100 investment in the common stock of Healthcare Financial Partners, Inc., Nasdaq Stock Market Index, and Nasdaq Financial Stocks
  (SIC 6000-6799), derived from compounded daily returns with dividend reinvestment on the exdate.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS' MEETINGS AND ATTENDANCE

  During the last year, the Board of Directors of the Company held a total of four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has standing Executive, Audit, Compensation and Incentive Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the Directors' biographies set forth below under "Election of Directors." The Company does not have a nominating committee.

  The members of the Executive, Audit, Compensation and Incentive Plan Committees were initially appointed in January 1997.

                             ELECTION OF DIRECTORS

  The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors of the Company shall be divided into three approximately equal classes of Directors. The Company's Board of Directors is currently comprised of five Directors, two classes consisting of two Directors each and one class consisting of one Director. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of stockholders.

  The Board of Directors has nominated Edward P. Nordberg, Jr. and Geoffrey E.D. Brooke for election as Directors at the Annual Meeting. Both nominees currently are members of the Board of Directors and have consented to serve as Directors if elected. Each of the Directors elected at the Annual Meeting (and any Director subsequently appointed to fill the existing vacancy) will service until the 2000 Annual Meeting and until the election and qualification of his successor or until his earlier death, resignation or removal.

  It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the two nominees named above, unless a stockholder directs otherwise. In the event that a vacancy (which is not anticipated) arises among the nominees prior to the Annual Meeting, the proxy will be voted for the remaining nominees and may be voted for a substitute nominee designated by the Board of Directors. The affirmative vote of a plurality of the votes cast by the holders of Common Stock will be required to elect each of the nominees as a Director of the Company for the ensuing year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

  Set forth below is information concerning the nominees for Directors to be elected at the Annual Meeting for a three-year term expiring at the 2000 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

  Set forth below with respect to each nominee is his name, age, principal occupation and business experience for the past five years and length of service as a director.

  EDWARD P. NORDBERG, JR. (age 36) serves as Executive Vice President, Chief Financial Officer and Director of the Company. Mr. Nordberg co-founded the Company in 1993 and served as Senior Vice President and Secretary of the Company since the formation of the Company until March 1997 when he as elected to his current positions. From 1993 through April 1996, Mr. Nordberg also served as General Counsel of the Company. Prior to 1993, Mr. Nordberg was a practicing attorney with Williams & Connolly in Washington, D.C. Mr. Nordberg received his B.A. degree from Washington College in 1982, his M.B.A. degree from Loyola College in 1985, and his J.D. degree from the Georgetown University Law Center in 1989. Mr. Nordberg serves on the Executive Committee of the Board of Directors of the Company.

  GEOFFREY E.D. BROOKE (age 40) became a Director of the Company in January 1997. Dr. Brooke is Senior Member, Rothschild Bioscience Unit, a division of Rothschild Asset Management Limited, and is responsible for its venture capital operations in the Asian Pacific region. Dr. Brooke resides in Australia. Prior to joining Rothschild, from June, 1992 to September, 1996, Dr. Brooke was President of MedVest, Inc., a healthcare venture capital firm in Washington, D.C. which he co-founded with Johnson & Johnson, Inc. Prior to co-founding MedVest, Inc., Dr. Brooke managed the life sciences portfolio of a publically traded group of Australian venture capital funds. Dr. Brooke is licensed in clinical medicine by the Medical Board of Victoria, Australia. Dr. Brooke earned his medical degree from the University of Melbourne, Australia and a M.B.A. from IMD in Lausanne, Switzerland. Dr. Brooke serves on the Audit, Compensation and Incentive Plan Committees of the Board of Directors of the Company.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

  JOHN K. DELANEY (age 33) serves as Chairman of the Board, Chief Executive Officer and Director of the Company. Mr. Delaney co-founded the Company in 1993 and has served as Chairman of the Board, Chief Executive Officer and President since the formation of the Company until March 1997, when he was elected to his current positions. From 1990 through 1992, Mr. Delaney co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Delaney was a practicing attorney with Shaw, Pittman, Potts & Trowbridge in Washington, D.C. Mr. Delaney received in A.B. degree from Columbia University in 1985 and his J.D. degree from Georgetown University Law Center in 1988. Mr. Delaney's term as Director of the Company will expire at the 1999 Annual Meeting. Mr. Delaney serves on the Executive Committee of the Board of Directors of the Company.

  ETHAN D. LEDER (age 34) serves as Vice-Chairman of the Board, President and Director of the Company. Mr. Leder co-founded the Company in 1993 and served as Vice-Chairman of the Board and Executive Vice President since the formation of the Company until March 1997, when he was elected to his current positions. From 1993 through September 1996, Mr. Leder also served as Treasurer of the Company. From 1990 through 1992, Mr. Leder co-owned and operated American Home Therapies, Inc., a provider of home care and home infusion therapy services, which was sold in 1992. Prior to 1990, Mr. Leder was engaged in the private practice of law in Baltimore, Maryland and Washington, D.C. Mr. Leder received his B.A. degree from John Hopkins University in 1984 and his J.D. degree from the Georgetown University Law Center in 1987. Mr. Leder's term as Director of the Company will expire at the 1998 Annual Meeting. Mr. Leder serves on the Executive Committee of the Board of Directors of the Company.

  JOHN F. DEALY (age 57) became a Director of the Company in January 1997. Mr. Dealy has been President of The Dealy Strategy Group, a management consulting firm, since 1983. In addition, Mr. Dealy was Senior Counsel to Shaw, Pittman, Potts & Trowbridge in Washington, D.C. from 1982 through 1996, as well as a professor in the Georgetown University School of Business since 1982. Mr. Dealy is currently a director of the First Maryland Bancorp. From 1976 to 1982, Mr. Dealy was President of Fairchild Industries, Inc. Prior to 1976, Mr. Dealy held a number of management positions at Fairchild Industries, Inc. Mr. Dealy received his B.S. degree from Fordham College in 1961 and his L.L.B. degree from the New York University School of Law in 1964. Mr. Dealy's term as a Director of the company will expire at the 1999 Annual Meeting. Mr. Dealy serves on the Audit, Compensation and Incentive Plan Committees of the Board of Directors of the Company.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The firm of Ernst & Young LLP has served as the Company's independent certified public accountants since June 21, 1996. The appointment of auditors is a matter of determination by the Audit Committee of the Board of Directors and is not being submitted to the stockholders for approval or ratification. A representative of this firm is expected to attend the Annual Meeting, to respond to questions from stockholders and to make a statement if he so desires.

  Although not dissatisfied with the performance of McGladrey & Pullen, LLP, the Company's Board of Directors determined that, in contemplation of becoming a publicly-owned company, the Company would be better served by the engagement of a big-six accounting firm. Accordingly, on June 21, 1996, the Company dismissed McGladrey & Pullen, LLP, and subsequently decided to engage Ernst & Young LLP, as the Company's independent accountants for the year beginning January 1, 1996. The reports of McGladrey & Pullen, LLP, for the years ended December 31, 1995 and 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. During such years and for the period January 1, 1996 through June 21, 1996 there was no disagreement with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During the Company's two most recent fiscal years and during the current fiscal year prior to its engagement, neither the Company nor anyone acting on its behalf consulted Ernst & Young LLP, regarding either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company's financial statements.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Any stockholder of the Company wishing to submit a proposal for action at the Company's annual meeting of stockholders to be held in 1998 and desiring the proposal to be considered for inclusion in the Company's proxy material relating thereto must provide a written copy of the proposal to the management of the Company at its principal executive office not later than December 15, 1997 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 MISCELLANEOUS

  The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice to Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgement.

  The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                       By Order of the Board of Directors


                                       Steven M. Curwin
                                       Secretary

April 14, 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1997 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

REVOCABLE PROXY                   COMMON STOCK

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                  STOCKHOLDERS

  The undersigned hereby appoints John K. Delaney and Steven M. Curwin, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of HealthCare Financial Partners, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, to be held at the ANA Hotel, 2401 M Street, N.W., Washington, DC 20037, on Friday, May 16, 1997, at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED
                                   PROPOSALS

(1) Elect as directors the two nominees listed below to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

  [_]  FOR ALL NOMINEES               [_]  WITHHOLD AUTHORITY to vote for all
       listed below                        nominees listed below.
       (except as marked to the
       contrary below).

  INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

  Edward P. Nordberg, Jr. and Geoffrey E. D. Brooke

  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

          (Continued, and to be signed and dated, on the reverse side)

LOGO

                        (Continued from the other side)

PROXY--SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CARD WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Secretary of the Company, by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

                                             __________________________________
                                             Signature

                                             __________________________________
                                             Signature, if shares held jointly

                                             Date: ______________________, 1997

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

          Do you plan to attend the Annual Meeting?   [_] YES   [_] NO